Athena Silver Updates Fall Work Program on Langtry

CALICO MINING DISTRICT ACTIVITY UPDATE

November 7, 2012                                                                  FOR IMMEDIATE RELEASE

Boulder, Co ---- Athena Silver Corporation (OTCBB: AHNR) announced it has successfully collected a 20 ton bulk mineral sample from three surface trenches at its flagship Langtry Silver project in San Bernardino, California.  The bulk sample will be used for a column leach study on two composite bulk samples of approximately 10 tons each to measure silver recovery at different head grades and crush sizes to be conducted by METCON Research in Tucson, Arizona, which has conducted extensive metallurgical test programs for precious metal projects worldwide.  These Column tests are expected to last between three and six months.   “The objective of this new testing is to further refine and understand the economic feasibility of recovering silver via heap leaching.  We think this further investment in metallurgical testing provides our best leverage to further enhance the value of Langtry” said John Power, President of Athena.

CALICO MINING DISTRICT UPDATE

“The Calico area is garnering attention as an important exploration target for some of the smartest and largest companies in our industry.  We view Langtry as an integral part of the district which should translate into long-term value for our shareholders,” Power added.

Earlier this year, Calico Exploration LLC filed 500 lode claims with the BLM covering over 10,000 acres, including land adjacent to Athena’s Langtry project.   Calico Exploration LLC is controlled by a private investor that is considered to have the largest and most diversified portfolio of precious metals exploration projects in the world.

Pan American Silver Corporation (NASDAQ: PAAS) has also recently announced that it has focused its attention on its Waterloo silver project in the Calico District,  which Pan American has previously reported contains a large historical mineral resource estimate in excess of 100 million ounces of silver. The Waterloo project is near Langtry.  According to Pan American, drill results from its early 2012 RC and Diamond Drill holes were “exceptional”. Pan American recently published information about its follow-up drilling program that has already commenced and is currently ongoing.  1

Athena’s Langtry project together with Pan American’s Waterloo project are classified together as a “single significant deposit” by the United States Geological Survey which maintains a database of significant domestic resources for precious metals.

The announcement from Pan American contains the following disclaimer: “The historical estimate was prepared prior to implementation of National Instrument 43-101, Standards of Disclosure for Mineral Projects ("NI 43-101"), and the Company has not yet completed the work necessary to verify the historical estimate or to classify the historical estimate as current Mineral

Resources.  Accordingly, the Company is not treating the historical estimate as a current Mineral Resource or NI 43-101-compliant based on information prepared by or under the supervision of a Qualified Person ("QP").  The historical estimate should not be relied upon.”

About Athena Silver Corporation:

Athena Silver Corporation is a junior exploration company focused on the exploration and development of its flagship Langtry silver project in California.

Langtry Silver Project, San Bernardino County, California

The Langtry silver project consists of 862 acres including 20 patented claims comprising 413.22 acres in the Calico Mining District of San Bernardino County, California. Athena entered into a 20-year mining lease with an option to purchase the Langtry patented Claims effective March 15, 2010. The Lease/Purchase agreement is subject to continuing financial and work commitments on the claims and other royalties more fully described in the company's filings available on the SEC's website at www.sec.gov.

There were over 200 holes drilled in the project area by the minerals division of Superior Oil Company in the late 1960s and 1970s. Average depth was 400 feet and the deepest hole was 575 feet. Our resource database includes 135 of the Superior holes together with the 13 holes drilled by Athena in 2011.  An NI 43-101 technical report was published on May 3, 2012 on the Langtry project with an Indicated Resource of 18,809,000 Ounces of Silver and Inferred Resource of 42,623,000 Ounces of Silver.

Lava Beds District Prospect, San Bernardino County, California

Athena also has fee simple ownership of a 661.37 acre property near the Lava Beds Mining District and has evidence of historic mining.    It is adjacent to both the “Silver Cliffs” and “Silver Bell” historic mines.   The property is located in the same regional geologic area known as the “Western Mojave Block” that includes our flagship Langtry project.   It is approximately 28.5 miles SE of our Langtry project.

Cautionary Statement

The terms “mineral reserve”, “proven mineral reserve” and “probable mineral reserve” are Canadian mining terms as defined in accordance with Canadian National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian Institute of Mining, Metallurgy and Petroleum (the “CIM”) - CIM Definition Standards on Mineral Resources and Mineral Reserves , adopted by the CIM Council, as amended. These definitions differ from the definitions in the United States Securities and Exchange Commission (“SEC”) Industry Guide 7 under the United States Securities Act of 1933, as amended (the “Securities Act”). Under SEC Industry Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority.

In addition, the terms “mineral resource”, “measured mineral resource”, “indicated mineral resource” and “inferred mineral resource” are defined in and required to be disclosed by NI 43-101; however, these terms are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Investors are cautioned not to assume that all or any part of a mineral deposit in these categories will ever be converted into reserves. “Inferred mineral resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable. Disclosure of “contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC Industry Guide 7 standards as in place tonnage and grade without reference to unit measures.

For more information, please visit the Company's website at: www.athenasilver.com.

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that are intended to be covered by the safe harbor created by such sections. Such statements are based on good faith assumptions that Athena Silver Corporation believes are reasonable but which are subject to a wide range of uncertainties and business risks that could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Factors that could cause actual results to differ from those anticipated are discussed in Athena Silver Corporation's periodic filings with the Securities and Exchange Commission.

Contact: John Power

               President, Athena Silver Corporation

               707-884-3766